Exhibit 8.1

April 19, 2013

Crosstex Energy, L.P.
Crosstex Energy Finance Corporation
Subsidiary Guarantors Listed on Schedule A of the Form S-3
2501 Cedar Springs
Dallas, Texas 75201

Ladies and Gentlemen:

        We have acted as counsel for Crosstex Energy, L.P., a Delaware limited partnership (the "Partnership"), Crosstex Energy Finance Corporation, a Delaware corporation ("Finance Corp."), Crosstex Energy Services, L.P., a Delaware limited partnership (the "Operating Partnership"), Crosstex Operating GP, LLC, a Delaware limited liability company ("Operating GP"), Crosstex Energy Services GP, LLC, a Delaware limited liability company ("Services GP"), Crosstex Processing Services, LLC, a Delaware limited liability company ("Crosstex Processing"), Crosstex Pelican, LLC, a Delaware limited liability company ("Crosstex Pelican"), Sabine Pass Plant Facility Joint Venture, a Texas general partnership ("Sabine Pass JV"), Crosstex LIG Liquids, LLC, a Louisiana limited liability company ("Crosstex LIG Liquids"), Crosstex Gulf Coast Marketing Ltd., a Texas limited partnership ("Crosstex Gulf Coast Marketing"), Crosstex CCNG Processing Ltd., a Texas limited partnership ("Crosstex CCNG Processing"), Crosstex North Texas Pipeline, L.P., a Texas limited partnership ("North Texas Pipeline"), Crosstex North Texas Gathering, L.P., a Texas limited partnership ("North Texas Gathering"), Crosstex NGL Marketing, L.P., a Texas limited partnership ("NGL Marketing"), Crosstex NGL Pipeline, L.P., a Texas limited partnership ("NGL Pipeline"), Crosstex Permian, LLC, a Texas limited liability company ("Permian"), Crosstex Permian II, LLC, a Texas limited liability company (Permian II"), Crosstex ORV Holdings, Inc., a Delaware corporation ("Crosstex ORV"), West Virginia Oil Gathering, LLC, a Delaware limited liability company ("West Virginia Oil"), Appalachian Oil Purchasers, LLC, a Delaware limited liability company ("Appalachian Oil"), Kentucky Oil Gathering, LLC, a Delaware limited liability company ("Kentucky Oil"), Ohio Oil Gathering II, LLC, a Delaware limited liability company ("Ohio Oil II"), Ohio Oil Gathering III, LLC, a Delaware limited liability company ("Ohio Oil III"), OOGC Disposal Company I, LLC, a Delaware limited liability company ("OOGC"), M & B Gas Services, LLC, a Delaware limited liability company ("M & B Gas"), Crosstex Crude Marketing, LLC, a Delaware limited liability company ("Crude Marketing"), and Crosstex Texas NGL Pipeline, LLC, a Texas limited liability company ("Texas NGL," and, together with Operating Partnership, Operating GP, Services GP, Crosstex Processing, Crosstex Pelican, Sabine Pass JV, Crosstex LIG Liquids, Crosstex Gulf Coast Marketing, Crosstex CCNG Processing, North Texas Pipeline, North Texas Gathering, NGL Marketing, NGL Pipeline, Permian, Permian II, Crosstex ORV, West Virginia Oil, Appalachian Oil, Kentucky Oil, Ohio Oil II, Ohio Oil III, OOGC and M & B Gas, the "Subsidiary Guarantors"), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering securities to be issued and sold by the Partnership, Finance Corp. and the Subsidiary Guarantors from time to time pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $250,000,000. Such securities include (i) common units representing limited partner interests in the Partnership that may be issued and sold by the Partnership; (ii) unsecured debt securities of the Partnership, in one or more series, consisting of notes, debentures or other evidences of indebtedness, which may be co-issued by Finance Corp. (the "Debt Securities"); (iii) other securities of the Partnership; and (iv) guarantees of such Debt Securities by one or more of the Subsidiary Guarantors.

        In connection therewith, we prepared the discussion set forth under the caption "Material Income Tax Considerations" (the "Discussion") in the prospectus contained in the Registration Statement.

        All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement, and are, to the extent noted in the Discussion, based on the accuracy of certain factual matters. In addition, we are of the opinion that the Discussion with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and its general partner included in such discussion, as to which we express no opinion).

        We hereby consent to the filing of this opinion of counsel as Exhibit 8.1 to the Registration Statement and to the references to our firm in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Baker Botts L.L.P.